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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS: That each of the undersigned hereby authorizes and appoints Thomas R. Voss and/or Warner L. Baxter and/or Steven R. Sullivan and/or Jerre E. Birdsong the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned as a Director of Union Electric Company d/b/a AmerenUE (the "Company") to a registration statement on an appropriate form and any amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933, which may be jointly filed with the Company's subsidiary trust registering an unspecified aggregate amount of securities which may be in the form of senior secured debt securities, first mortgage bonds, senior unsecured debt securities, subordinated debt securities, preferred stock, trust preferred or other preferred securities and any related guarantees or a combination thereof, any of which may be convertible into other securities of the Company or of the Company's subsidiary trust, as authorized by the Company's Board of Directors on May 19, 2008, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set their hands this 19th day of May, 2008:

Warner L. Baxter, Director	/s/ WARNER L. BAXTER
Daniel F. Cole, Director	/s/ DANIEL F. COLE
Richard J. Mark, Director	/s/ RICHARD J. MARK
Charles D. Naslund, Director	/s/ CHARLES D. NASLUND
Steven R. Sullivan, Director	/s/ STEVEN R. SULLIVAN
Thomas R. Voss, Director	/s/ THOMAS R. VOSS
STATE OF MISSOURI	)
) SS.
CITY OF ST. LOUIS	)

        On this 19th day of May, 2008, before me, the undersigned Notary Public in and for said State, personally appeared the above-named directors of Union Electric Company d/b/a AmerenUE, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ DONNA S. BILKEY
DONNA S. BILKEY Notary Public—Notary Seal STATE OF MISSOURI—JEFFERSON COUNTY Commission #06900096 My Commission Expires 06/13/2010

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  Exhibit 24.1
POWER OF ATTORNEY